                              EMPLOYMENT AGREEMENT


         This Employment Agreement ("Agreement") is made and entered into on this 4th day of December, 2002 by and between CLAIRE'S STORES, INC., a Florida corporation (the "Company"), and ROWLAND SCHAEFER (hereinafter, the "Executive").

                                 R E C I T A L S

         A. The Executive is currently employed as the Chief Executive Officer and the Chairman of the Board of Directors of the Company.

         B. The Executive possesses intimate knowledge of the business and affairs of the Company, its policies, methods and personnel.

         C. The Board of Directors of the Company (the "Board") recognizes that the Executive's talents and abilities are unique and that the Executive has been integral to the growth and success of the Company, and desires to assure the Company of the Executive's continued employment and to compensate him therefor.

         D. The Board also recognizes that the Executive's name, image, likeness and goodwill appurtenant thereto, and the rights of publicity in and to the Executive's name, image, likeness and goodwill appurtenant thereto (collectively, the "Property") are unique assets that have been integral to the growth and success of the Company.

         E. The Board also recognizes that, in addition to the foregoing, the network of contacts among suppliers and wholesalers that has been established by the Executive (the "Network") is also a unique asset that has been integral to the growth and success of the Company, and desires to assure the Company that the Executive will not compete with the Company during the Executive's lifetime.

         F. The Board also recognizes that the Executive, notwithstanding the fact that he was the founder of the Company, and has been its Chairman and Chief Executive Officer since the Company's inception in 1961, during his term of employment with the Company, the Executive has not received stock grants or stock options from the Company on a regular and consistent basis and owns only an aggregate amount of approximately 12% of the issued and outstanding shares of Class A common stock and common stock of the Company; consequently, the Board desires to compensate him therefor with performance-milestone-based cash compensation opportunities.

         G. The Board has been advised through a comprehensive study of industry and peer company data conducted by an expert in the executive compensation field that the Executive has been paid significantly less over the past ten years than would have been appropriate for a similarly situated executive performing his duties, and the Company has had the benefit of such lower compensation.

         H. The Executive has assisted in the development of a succession plan designed to assure the smooth transition of management of the Company.

         I. The Board also recognizes that the Company has saved a substantial amount in the costs of potential retirement benefits to the Executive due to the Executive's continued service with the Company since 1961 and the fact that the Company does not carry life insurance on the Executive and, consequently, the Board desires to compensate him therefor in the event of his death or disability during the term of this Agreement with compensation that the Executive would have otherwise had the opportunity to earn had death or disability not intervened; it being recognized that this Agreement contains no provision for the Executive's retirement during its term.

         J. The Board has determined that this Agreement will reinforce and encourage the Executive's continued attention and dedication to the Company and benefit the Company.

         K. The Executive is willing to make his services available to the Company on the terms and conditions hereinafter set forth, and the Company is willing to make payments and provide benefits to the Executive on the terms and conditions hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

         1. EMPLOYMENT.

                  1.1 EMPLOYMENT AND TERM. The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company on the terms and conditions set forth herein.

                  1.2 DUTIES OF EXECUTIVE. During the Term of Employment under this Agreement, the Executive shall continue to serve as the Chief Executive Officer and the Chairman of the Board of the Company, shall faithfully and diligently perform all services as may be assigned to him by the Board (provided that, such services shall not materially differ from the services currently provided by the Executive), and shall exercise such power and authority as may from time to time be delegated to him by the Board. The Executive shall report directly to the Board. The Executive shall devote his full time and attention to the business and affairs of the Company, render such services to the best of his ability, and use his best efforts to promote the interests of the Company. Notwithstanding the foregoing or any other provision of this Agreement, it shall not be a breach or violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures or fulfill speaking engagements, or (iii) manage personal investments, so long as such activities do not significantly interfere with or significantly detract from the performance of the Executive's responsibilities to the Company in accordance with this Agreement. The restrictions in the foregoing sentence shall not apply to the Executive's ownership of common stock of the Company or the acquisition by the Executive, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any



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

similar system or automated dissemination of quotations of securities prices in common use, so long as the Executive does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than five percent of any class of capital stock of such corporation. Notwithstanding the foregoing or any other provision of this Agreement, it shall not be a breach or violation of this Agreement for the Company to modify the duties of the Executive in connection with the implementation of the Milestones (as hereinafter defined).

         2. TERM OF EMPLOYMENT. The Term of Employment under this Agreement, and the employment of the Executive hereunder (including any renewal periods hereof, the "TERM OF EMPLOYMENT"), shall commence as of November 1, 2002 (the "COMMENCEMENT DATE") and shall terminate upon the earlier of (a) October 31, 2005, or (b) the date on which the employment of the Executive is terminated pursuant to and in accordance with Section 5 hereof. The Term of Employment hereunder shall be renewed automatically for successive periods of one (1) year, unless either the Company or the Employee elects not to renew such term by giving written notice to the other thereof at least one hundred eighty (180) days prior to the Expiration Date (as defined herein). For purposes hereof, the date on which the Term of Employment under this Agreement shall terminate is sometimes referred to herein as the "TERMINATION DATE", and the date on which the Term of Employment shall expire or would have expired absent an earlier termination pursuant to Section 5 hereof is sometimes referred to herein as the "EXPIRATION DATE."

         3. COMPENSATION.

                  3.1 BASE SALARY. The Executive shall continue to receive a base salary at the annual rate of One Million Dollars ($1,000,000) (the "Base Salary") during the Term of Employment, with such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes.

                  3.2 BONUSES.

                           a. TRANSITION BONUS. Upon execution of this
Agreement, the Company shall pay (or become obligated to pay) to the Executive, as a bonus (the "Transition Bonus"), an amount of Three Million Dollars ($3,000,000), payable as follows: (i) One Million Five Hundred Thousand Dollars ($1,500,000), less applicable withholding and employment taxes, payable in a lump sum as soon as practicable after full execution of this Agreement; (ii) Seven Hundred Fifty Thousand Dollars ($750,000), less applicable withholding and employment taxes, payable in a lump sum as soon as practicable, but no later than fifteen (15) days, after the successful achievement of the milestones set forth in Part 1 of Exhibit A attached hereto (the "First Milestones"); and (iii) Seven Hundred Fifty Thousand Dollars ($750,000), less applicable withholding and employment taxes, payable in a lump sum as soon as practicable, but no later than fifteen (15) days, after the successful achievement of the milestones set forth in Part 2 of Exhibit A attached hereto (the "Second Milestones" and together with the First Milestones, the "Milestones").

                           b. INCENTIVE COMPENSATION. During the Term of
Employment, the Executive shall be eligible to receive compensation (the "Incentive Compensation") pursuant to and in accordance with the terms and conditions set forth in the Claire's Stores, Inc. 2000 Incentive Compensation Plan for Rowland Schaefer (the "2000 Incentive Plan"), as amended from time to time, or any successor or additional incentive compensation plan (each an "Additional Incentive Plan" and together with the 2000 Plan, each referred to as


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


an "Incentive Compensation Plan"); provided, that, any Additional Incentive Plan must be approved by the Board and the shareholders of the Company.

                  3.3 ADDITIONAL COMPENSATION. In consideration for the Executive agreeing to be bound by the restrictive covenant provisions set forth in Section 6 as well as the terms and conditions set forth in Section 7 hereof, and contingent upon the achievement of the Milestones, the Company shall pay to the Executive additional compensation at an annual rate of One Million Three Hundred Thousand Dollars ($1,300,000) (the "Additional Compensation") during the Term of Employment, subject to applicable withholding and other taxes, payable in equal quarterly installments on November 1, February 1, May 1 and August 1 of each year, commencing on November 1, 2003; provided, that, in the event that the Milestones have not been met by November 1, 2003, the quarterly installments of the Additional Compensation shall commence on the first day of the calendar month after the Milestones have been met, and shall be paid in equal quarterly installments thereafter during the Term of Employment.

         4. EXPENSE REIMBURSEMENT AND OTHER BENEFITS.

                  4.1 REIMBURSEMENT OF EXPENSES. Upon the submission of proper substantiation by the Executive, and subject to such rules and guidelines as the Company may from time to time adopt with respect to the reimbursement of expenses of executive personnel, the Company shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive during the Term of Employment in the course of and pursuant to the business of the Company. The Executive shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.

                  4.2 COMPENSATION/BENEFIT PROGRAMS. During the Term of Employment, the Executive shall be entitled to participate in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans, and any and all other plans as are presently and hereinafter offered by the Company to its executive personnel, including savings, pension, profit-sharing and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plans.

                  4.3 WORKING FACILITIES. During the Term of Employment, the Company shall furnish the Executive with an office, secretarial help and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder in Pembroke Pines, Florida, New York City, New York and Hoffman Estates, Illinois (or any replacement offices thereof). The Executive shall be provided with an office at each of the foregoing cities, but shall only be provided with one staff team, although such staff team shall be required to service the Executive's needs in all three offices. The office and staff provided to the Executive during the Term of Employment shall be consistent with those provided to the Executive prior to the Commencement Date hereof.

                  4.4 OTHER BENEFITS. The Executive shall be entitled to six (6) weeks of paid vacation each calendar year during the Term of Employment, to be taken at such times as the Executive and the Company shall mutually determine and provided that no vacation time shall significantly interfere with the duties



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

required to be rendered by the Executive hereunder. Any vacation time not taken by Executive during any calendar year may not be carried forward into any succeeding calendar year.

         5. TERMINATION.

                  5.1 TERMINATION FOR CAUSE. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Term of Employment, for Cause as defined below. For purposes of this Agreement, the term "Cause" shall mean (i) an action or omission of the Executive which constitutes a willful and material breach of, or willful and material failure or refusal (other than by reason of his disability or incapacity) to perform his duties under, this Agreement which is not cured within fifteen (15) days after receipt by the Executive of written notice of same, (ii) fraud, embezzlement, misappropriation of funds or breach of trust in connection with his services hereunder, (iii) the conviction of, or pleading guilty or nolo contendre by, the Executive of any felony, or (iv) gross negligence or intentional acts, including, without limitation, immoral or disreputable conduct, that result in material damage to the business or reputation of the Company. Any termination for Cause shall be made by notice in writing to the Executive, which notice shall set forth in reasonable detail all acts or omissions upon which the Company is relying for such termination. The Executive shall have the right to address the Board regarding the acts set forth in the notice of termination. Upon any termination pursuant to this Section 5.1, the Company shall (i) within fifteen (15) days of the Termination Date, pay to the Executive any earned but unpaid Base Salary, Transition Bonus and Additional Compensation through the Termination Date, and (ii) pay to the Executive the Incentive Compensation, in the manner and at such times as determined in accordance with the provisions of any Incentive Compensation Plan. Upon any termination effected and compensated pursuant to this SECTION 5.1, the Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the Termination Date, subject, however, to the provisions of
Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

                  5.2 DISABILITY. In the event that, due to the physical or mental disability or illness of the Executive, the Executive shall be unable to perform the essential functions of his position for a period of ninety (90) consecutive days or for ninety (90) days, whether or not consecutive, in any six
(6) month period, the Company shall have the option, in accordance with applicable law, to terminate this Agreement upon written notice to the Executive. Whether the Executive is subject to a "disability" and whether the disability substantially impairs the Executive's ability to perform the essential functions of his position under this Agreement shall be determined by the decision of a medical specialist selected by the Company and the Executive (or the Executive's legal representative if the Executive is incapable of making such determination). Upon termination pursuant to this Section 5.2, the Company shall (i) within fifteen (15) days of the Termination Date, pay to the Executive any earned but unpaid Base Salary through the Termination Date, (ii) pay to the Executive the Incentive Compensation, in the manner and at such times as determined in accordance with the provisions of any Incentive Compensation Plan;
(iii) within fifteen (15) days of the Termination Date, pay to the Executive any unpaid Transition Bonus that otherwise would have been payable to the Executive whether or not all Milestones had been satisfied on or before the Termination Date, and (iv) continue to pay the Executive's Additional Compensation through



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

the Expiration Date, in the manner and at such times as the Additional Compensation otherwise would have been payable to the Executive, whether or not all Milestones had been satisfied on or before the Termination Date. Upon any termination effected and compensated pursuant to this SECTION 5.2, the Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the Termination Date, subject, however to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

                  5.3 DEATH. Upon the death of the Executive during the Term of Employment, the Company shall (i) within fifteen (15) days of the Termination Date, pay to the estate of the deceased Executive any earned but unpaid Base Salary through the Executive's date of death, (ii) pay to the estate of the deceased Executive the Incentive Compensation, in the manner and at such times as determined in accordance with the provisions of any Incentive Compensation Plan; (iii) within fifteen (15) days of the Termination Date, pay to the estate of the deceased Executive any unpaid Transition Bonus that otherwise would have been payable to the Executive whether or not all Milestones had been satisfied on or before the Executive's death, and (iv) continue to pay to the estate of the deceased Executive, the Executive's Additional Compensation through the Expiration Date, in the manner and at such times as the Additional Compensation otherwise would have been payable to the Executive, whether or not all Milestones had been satisfied on or before the Termination Date. Upon any termination effected and compensated pursuant to this SECTION 5.3, the Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of the Executive's death, subject, however to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

                  5.4 TERMINATION WITHOUT CAUSE.

                           a. TERMINATION; NOTICE PERIOD. At any time the
Company shall have the right to terminate the Term of Employment by written notice, not less than thirty (30) days prior to the Termination Date (the "Without Cause Notice Period"), to the Executive. If the Company gives the Executive notice of termination pursuant to this Section 5.4, the Company may, upon the date such notice is given, or anytime thereafter, relieve the Executive, in whole or in part, of Executive's duties, provided, however, that the Termination Date for purposes of determining the Executive's rights under this Section 5.4 shall be the last day of the Without Cause Notice Period.

                           b. EXECUTIVE'S RIGHTS. Upon any termination pursuant
to this Section 5.4 (that is not a termination under any of Sections 5.1, 5.2, 5.3 or 5.5), the Company shall (i) within fifteen (15) days of the Termination Date, pay to the Executive any earned but unpaid Base Salary through the Termination Date, (ii) pay to the Executive the Incentive Compensation, in the manner and at such times as determined in accordance with the provisions of any Incentive Compensation Plan, (iii) within fifteen (15) days of the Termination Date, pay to the Executive a lump sum payment for any unpaid Transition Bonus that otherwise would have been payable to the Executive whether or not all Milestones had been satisfied on or before the Termination Date, (iv) within fifteen (15) days of the Termination Date, pay to the Executive a lump sum payment for the Base Salary and Additional Compensation that would have been paid to the Executive had the Executive continued to be employed by the Company through the Expiration Date hereof and, for purposes of the Additional Compensation, whether or not all Milestones had been satisfied on or before the Termination Date; (v) continue to provide the Executive with the benefits he was receiving under Section 4.2 hereof (the "Benefits") through the Expiration Date, in the manner and at such times as the Benefits otherwise would have been payable or provided to the Executive, and (vi) within fifteen (15) days of the Termination Date, pay to the Executive a lump sum benefit equal to the value of the portion of his benefits under any savings, pension, profit sharing or



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deferred compensation plans that are forfeited under such plans by reason of the termination of his employment hereunder prior to the Expiration Date. The annual Benefits referred to under clause (v) of this Section 5.4 shall be equal (in the aggregate) to the Benefits provided to the Executive during the calendar year immediately preceding the Termination Date. In the event that the Company is unable to provide the Executive with any Benefits required hereunder by reason of the termination of the Executive's employment pursuant to this Section 5.4, then the Company shall pay the Executive cash equal to the value of the Benefit that otherwise would have accrued for the Executive's benefit under the plan, for the period during which such Benefits could not be provided under the plans, said cash payments to be made within 45 days after the end of the year for which such contributions would have been made or would have accrued. The Company's good faith determination of the amount that would have been contributed or the value of any Benefits that would have accrued under any plan shall be binding and conclusive on the Executive. For this purpose, the Company may use as the value of any Benefit the cost to the Company of providing that Benefit to the Executive. Upon any termination effected and compensated pursuant to this
SECTION 5.4, the Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the Termination Date, subject, however, to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

                  5.5 TERMINATION BY EXECUTIVE.

                           a. The Executive shall at all times have the right,
by written notice not less than (30) days prior to the Termination Date (the "Voluntary Termination Notice Period"), to terminate the Term of Employment hereunder. If the Executive gives the Company notice of termination pursuant to this Section 5.5, the Company may, upon the date such notice is given, or anytime thereafter, relieve the Executive, in whole or in part, of Executive's duties, provided, however, that the Termination Date for purposes of determining the Executive's rights under this Section 5.5 shall be the last day of the Voluntary Termination Notice Period.

                           b. Upon termination of the Term of Employment
pursuant to this Section 5.5 by the Executive without Good Reason (as defined below), the Company shall (i) within fifteen (15) days of the Termination Date, pay to the Executive any unpaid Base Salary, Transition Bonus and Additional Compensation through the Termination Date, and (ii) pay to the Executive the Incentive Compensation, in the manner and at such times as determined in accordance with the provisions of any Incentive Compensation Plan. Upon any termination effected and compensated pursuant to this SECTION 5.5(B), the Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the Termination Date, subject, however, to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).



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                           c. Upon termination of the Term of Employment
pursuant to this Section 5.5 by the Executive for Good Reason, the Company shall pay to the Executive the same amounts, and shall continue or compensate for Benefits in the same amounts, that would have been payable or provided by the Company to the Executive under Section 5.4 of this Agreement if the Term of Employment had been terminated by the Company without Cause. Upon any termination effected and compensated pursuant to this SECTION 5.5(C), the Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the Termination Date, subject, however, to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

                           d. For purposes of this Agreement, "Good Reason"
shall mean (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position (including status, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1.2 of this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose either (x) an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive, or (y) any change in authority, duties, responsibilities or position consistent with the Milestones; (ii) any failure by the Company to comply with any of the provisions of Article 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (iii) the Company's requiring the Executive to be primarily based at any office or location outside of Broward County, Florida or New York City, New York, except for travel reasonably required in the performance of the Executive's responsibilities; and (iv) any purported termination by the Company of the Executive's employment otherwise than for Cause pursuant to Section 5.1, or by reason of the Executive's disability pursuant to Section 5.2 of this Agreement, prior to the Expiration Date.

                  5.6 CHANGE IN CONTROL OF THE COMPANY.

                           a. In the event that (i) a Change in Control (as
defined in paragraph (b) of this Section 5.6) in the Company shall occur during the Term of Employment, and (ii) prior to the first anniversary date of the Change in Control, either (x) the Term of Employment is terminated by the Company without Cause, pursuant to Section 5.4 hereof or (y) the Executive terminates the Term of Employment for Good Reason pursuant to Section 5.5(b) hereof, the Company shall pay to the Executive the same amounts, and shall continue or compensate for Benefits in the same amounts, that would have been payable or provided by the Company to the Executive under Section 5.4 of this Agreement if the Term of Employment had been terminated by the Company without Cause. The Company shall have no further liability hereunder (other than for (1) reimbursement for reasonable business expenses incurred prior to the Termination Date, subject, however, to the provisions of Section 4.1, and (2) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

                           b. For purposes of this Agreement, the term "Change
in Control" shall mean a "Fundamental Change" as defined in the Company's current Amended and Restated Articles of Incorporation, dated June 29, 2000.



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

                  5.7 NO MITIGATION. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement.

                  5.8 RESIGNATION. Upon the Termination Date or the Expiration Date, whichever is applicable, the Executive shall be deemed to have resigned as an officer, and if he was then serving as a director of the Company, as a director, and if required by the Board, the Executive hereby agrees to immediately execute a resignation letter to the Board.

                  5.9 SURVIVAL. The provisions of this Article 5 shall survive the termination of this Agreement, as applicable. Any payments required to be made to the Executive as a result of termination of his employment pursuant to this Article 5 shall be made to the estate of the Executive in the event the Executive dies prior to the date such payment is actually made by the Company.

         6. RESTRICTIVE COVENANTS.

                  6.1 NON-COMPETITION. At all times while the Executive is employed by the Company and for the remainder of the Executive's lifetime the Executive shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, corporation, company, partnership, association, venture or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) engages in any Competing Business, or benefits or could benefit in any manner from the use of the Property or the Network. For purposes of this Agreement, the term "Competing Business" shall mean any retail business. The restrictions in the foregoing sentence shall not apply to the Executive's ownership of Common Stock of the Company or the acquisition by the Executive, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Executive does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than five percent of any class of capital stock of such corporation.

                  6.2 CONFIDENTIAL INFORMATION. The Executive shall not at any time divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, technology, customers, suppliers, sources of leads and methods of doing business) shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement, "Confidential Information" means information disclosed to the Executive or known by the Executive as a consequence of or through the unique position of his employment with the Company (including information conceived, originated, discovered or developed by the Executive) prior to or after the date hereof, and not generally or publicly known, about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to the extent required by law.

                  6.3 NONSOLICITATION OF EMPLOYEES AND CUSTOMERS. At all times while the Executive is employed by the Company and for the remainder of the Executive's lifetime, the Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity (a) employ or attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months, and/or (b) call on or solicit any of the actual or targeted prospective customers or clients of the Company on behalf of any person or entity in connection with any Competing Business shall the Executive make known the names and addresses of such clients or any information relating in any manner to the Company's trade or business relationships with such customers, other than in connection with the performance of Executive's duties under this Agreement.
                  6.4 OWNERSHIP OF DEVELOPMENTS. All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by Executive during the course of performing work for the Company or its clients, whether prior to or during the term of this Agreement (collectively, the "Work Product"), shall belong exclusively to the Company and shall, to the extent possible, be considered a work made by the Executive for hire for the Company within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made by the Executive for hire for the Company, the Executive agrees to assign, and automatically assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest the Executive may have in such Work Product. Upon the request of the Company, the Executive shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment.

                  6.5 BOOKS AND RECORDS. All books, records, and accounts relating in any manner to the customers or clients of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the Executive's employment hereunder or on the Company's request at any time.

                  6.6 DEFINITION OF COMPANY. Solely for purposes of this Article 6, the term "Company" also shall include any existing or future subsidiaries of the Company that are operating during the time periods described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with the Company during the periods described herein.

                  6.7 ACKNOWLEDGMENT BY EXECUTIVE. The Executive acknowledges and confirms that (a) the restrictive covenants contained in this Article 6 are reasonably necessary to protect the legitimate business interests of the Company, (b) the restrictions contained in this Article 6 (including without limitation the length of the term of the provisions of this Article 6) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind, and (c) the restrictive covenants contained in this
Article 6 were critical to the Company's decision to pay the Executive the Additional Compensation. The Executive further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this Article 6 will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. The Executive acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Article 6. The Executive further acknowledges that the restrictions contained in this Article 6 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns.

                  6.8 REFORMATION BY COURT. In the event that a court of competent jurisdiction shall determine that any provision of this Article 6 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Article 6 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

                  6.9 EXTENSION OF TIME. If the Executive shall be in violation of any provision of this Article 6, then each time limitation set forth in this
Article 6 shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Company seeks injunctive relief from such violation in any court, then the covenants set forth in this
Article 6 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Executive.

                  6.10 INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in Article 6 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Article 6 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

                  6.11 SURVIVAL. The provisions of this Article 6 shall survive the expiration or other termination of this Agreement, as applicable.

         7. ASSIGNMENT OF PROPERTY. The Executive hereby assigns and grants to the Company, its successors, licensees and assigns, the irrevocable, perpetual, royalty-free worldwide right, license and authority to use the Property for the marketing, selling, publicizing, advertising and promoting the business of the Company. The Executive further agrees to be personally available as, where and when required by the Company to participate (and provide the Company with all reasonable assistance in) the marketing, selling, publicizing, advertising and promoting such business. This assignment shall survive the expiration or other termination of this Agreement.

         8. ARBITRATION.

                  8.1 EXCLUSIVE REMEDY. The parties recognize that litigation in federal or state courts or before federal or state administrative agencies of disputes arising out of the Executive's employment with the Company or out of this Agreement, or the Executive's termination of employment or termination of this Agreement, may not be in the best interests of either the Executive or the Company, and may result in unnecessary costs, delays, complexities, and uncertainty. The parties agree that any dispute between the parties arising out of or relating to the Executive's employment, or to the negotiation, execution, performance or termination of this Agreement or the Executive's employment, including, but not limited to, any claim arising out of this Agreement, claims under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, Section 1981 of the Civil Rights Act of 1966, as amended, the Family Medical Leave Act, the Employee Retirement Income Security Act, and any similar federal, state or local law, statute, regulation, or any common law doctrine, whether that dispute arises during or after employment shall be resolved by arbitration in the Broward County, Florida area, in accordance with the National Employment Arbitration Rules of the American Arbitration Association, as modified by the provisions of this Section 8. Except as set forth below with respect to Section 6 of this Agreement, the parties each further agree that the arbitration provisions of this Agreement shall provide each party with its exclusive remedy, and each party expressly waives any right it might have to seek redress in any other forum, except as otherwise expressly provided in this Agreement. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 8 shall not apply to any injunctions that may be sought with respect to disputes arising out of or relating to
Section 6 of this Agreement. The parties acknowledge and agree that their obligations under this arbitration agreement survive the expiration or termination of this Agreement and continue after the termination of the employment relationship between the Executive and the Company. BY ELECTION OF ARBITRATION AS THE MEANS FOR FINAL SETTLEMENT OF ALL CLAIMS, THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO, AND AGREE NOT TO, SUE EACH OTHER IN ANY ACTION IN A FEDERAL, STATE OR LOCAL COURT WITH RESPECT TO SUCH CLAIMS, BUT MAY SEEK TO ENFORCE IN COURT AN ARBITRATION AWARD RENDERED PURSUANT TO THIS AGREEMENT. THE PARTIES SPECIFICALLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY, AND FURTHER AGREE THAT NO DEMAND, REQUEST OR MOTION WILL BE MADE FOR TRIAL BY JURY.

                  8.2 ARBITRATION PROCEDURE AND ARBITRATOR'S AUTHORITY. In the arbitration proceeding, each party shall be entitled to engage in any type of discovery permitted by the Federal Rules of Civil Procedure, to retain its own counsel, to present evidence and cross-examine witnesses, to purchase a stenographic record of the proceedings, and to submit post-hearing briefs. In reaching his/her decision, the arbitrator shall have no authority to add to, detract from, or otherwise modify any provision of this Agreement. The arbitrator shall submit with the award a written opinion which shall include findings of fact and conclusions of law. Judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.

                  8.3. EFFECT OF ARBITRATOR'S DECISION: ARBITRATOR'S FEES. The decision of the arbitrator shall be final and binding between the parties as to all claims which were or could have been raised in connection with the dispute, to the full extent permitted by law. In all cases in which applicable federal law precludes a waiver of judicial remedies, the parties agree that the decision of the arbitrator shall be a condition precedent to the institution or maintenance of any legal, equitable, administrative, or other formal proceeding by the Executive in connection with the dispute, and that the decision and opinion of the arbitrator may be presented in any other forum on the merits of the dispute. If the arbitrator finds that the Executive was terminated in violation of law or this Agreement, the parties agree that the arbitrator acting hereunder shall be empowered to provide the Executive with any remedy available should the matter have been tried in a court, including equitable and/or legal remedies, compensatory damages and back pay. The arbitrator's fees and expenses and all administrative fees and expenses associated with the filing of the arbitration (the "Fees") shall be borne by the non-prevailing party.

         9. ASSIGNMENT. The Company shall have the right to assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation or other entity with or into which the Company may hereafter merge or consolidate or to which the Company may transfer all or substantially all of its assets, if in any such case said corporation or other entity shall by operation of law or expressly in writing assume all obligations of the Company hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

         10. GOVERNING LAW; VENUE. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida. The exclusive venue for any action to enforce this Agreement, other than those actions or claims that are subject to the Arbitration provisions set forth in Section 8 hereof, shall be the state or federal courts located within Broward County, Florida.

         11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Executive and the Company (or any of its affiliates) with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Executive.

         12. NOTICES: All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein. Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) days after deposit in the U.S. mail. Notice shall be sent (i) if to the Company, addressed to 3 SW 129th Avenue, Pembroke Pines, Florida 33027, Attention: President, and (ii) if to the Executive, to his address as reflected on the payroll records of the Company, or to such other in accordance with this provision.

          13. BENEFITS; BINDING EFFECT. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where permitted and applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

         14. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses, provisions, sections or articles contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, provisions, sections or articles contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, provisions or provisions, section or sections or article or articles had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

         15. WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

         16. SECTION HEADINGS. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         17. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

         18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument and agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                           COMPANY:

                                           CLAIRE'S STORES, INC.


                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:

                                           EXECUTIVE:


                                           -------------------------------------
                                           ROWLAND SCHAEFER

                                    EXHIBIT A


PART I - MILESTONES

         Accelerate the establishment of the following "best practices" in corporate governance:

         o  Appoint fifth independent director

         o Create nominating committee consisting of three independent directors and adopt charter for the nominating committee

         o Create compensation committee consisting of three independent directors and adopt charter for the compensation committee

         o  Review and revise internal audit function

         o  Review and revise code of business conduct and ethics

         o Establish procedures for conducting regular meetings between non-management directors and management






PART II - MILESTONES


         o Election by the Company's Board of Directors of a Chief Operating Officer of the Company.